Exhibit 10.56

MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (the "Agreement") is made as of this 14th day of February, 2014 (the "Effective Date") by and between Aethlon Medical Inc. with offices located at 8910 University Center Lane, Suite 660, San Diego, CA 92122 (hereinafter referred to as "Sponsor"), and Total Renal Research, Inc. d/b/a DaVita Clinical Research with offices located at 825 South 8th Street, Suite 300, Minneapolis, MN 55404 ("DCR"). Sponsor and DCR shall each be hereinafter referred to as a "Party" and collectively as the "Parties".

RECITALS:

WHEREAS, Sponsor is in the business of developing blood purification medical devices;

WHEREAS, DCR, among other things, is a provider of clinical trial related services for the medical device, biotechnology and pharmaceutical industries; and

WHEREAS, Sponsor and DCR desire to enter into this Agreement to provide the general terms and conditions upon which Sponsor may engage DCR from time to time to provide Services (defined herein) and Deliverables (defined herein) hereunder.

NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, Sponsor and DCR hereby agree as follows:

1. DEFINITIONS

1.1 "Affiliate" means any person or entity controlling, controlled, or under common control with a Party where "control" shall mean either (1) ownership of at least fifty percent (50%) of the voting stock of another entity; or (2) power of one entity to direct the management or policies of another entity, by contract or otherwise.

1.2 "Protocol" means, with respect to any Services, the clinical testing procedures and conditions for the clinical evaluation of the safety and efficacy of a medical device as specifically stated in the applicable Work Order.

1.3 "Services" shall mean the services provided by DCR to Sponsor as described in the applicable Work Order.

1.4 "Standard Operating Procedures" means, with respect to a Party, such Party's standard procedures applicable to the Services.

1.5 "Study" means any clinical investigational study provided for in a Protocol.

1.6 "Work Order" means a written agreement, including any applicable Change Orders (defined herein), agreed to and executed by both Parties which contains the terms and conditions specifically applicable to the performance of Services by DCR a form of which is attached hereto as Exhibit A.

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2. WORK ORDERS AND CHANGE ORDERS

2.1 Work Orders. The Parties will execute Work Orders hereunder which will each be separately numbered and attached hereto. Work Orders will include the following:

(a)                    a description of the Services;

(b)                    any Deliverables (if applicable);

(c)                    Acceptance Criteria (if applicable);

(d)                    the Work Order term;

(e)                    the Protocol (if applicable);

(f)                     the payment schedule ("Payment Schedule"); and

(g)                    invoicing and payment detail

2.2 Conflict. In the event of a conflict between the terms of this Agreement and a Work Order the terms of the Agreement shall control unless otherwise specifically agreed to by the Parties in the applicable Work Order.

2.3 Change Orders. Changes to a Work Order, including modifications to the scope of Services or the assumptions on which a Work Order is based shall be made only by a written amendment to the applicable Work Order executed by parties thereto a form of which is attached hereto as Exhibit B (a "Change Order"). The Parties agree to respond promptly to a request for a Change Order made by the other Party ("Change Order Request(s))". The Parties shall consider Change Order Requests received hereunder in good faith. As part of a Change Order Request or response, DCR will propose, in writing, any necessary modifications to the milestone dates, target dates and other timelines, fees, or costs described in the Work Order.

2.4 Affiliates. Affiliates of either Party may also enter into their own separately numbered Work Orders agreeing to be bound by the terms and conditions of this Agreement. In the event of such, references to "Sponsor", "DCR", "Party" or "Parties" in this Agreement (and the related rights and obligations) and the applicable Work Order shall apply to the respective Affiliate(s) that is a party to the Work Order.

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3. SERVICES

3.1 Performance. DCR shall provide the Services hereunder in accordance with:

(a)                    the terms of this Agreement and the applicable Work Order;

(b)                    the Protocol (if applicable);

(c)                    DCR's Standard Operating Procedures;

(d)                    all applicable laws and regulations;

(e)                    ICH Good Clinical Practice guidelines (if applicable); and

(f)                     the standards currently established in the industry for such Services.

3.2 Subcontractors. DCR shall not subcontract any Services to another entity, other than to an Affiliate, without Sponsor's prior written approval.

4.            DELIVERABLES

If required pursuant to a Work Order, DCR shall provide certain deliverables to Sponsor as stated in such Work Order (the "Deliverables"). The Deliverables shall be provided by DCR in accordance with the acceptance criteria included in the applicable Work Order (the "Acceptance Criteria"). If the applicable Work Order does not include acceptance criteria for a Deliverable such Deliverables shall be subject to Sponsor's reasonable approval. If a Deliverable does not satisfy the applicable Acceptance Criteria DCR shall, at Sponsor's discretion either recreate the Deliverable at issue ("Re-perform" or "Re-performance") or refund any amounts received from Sponsor for such Deliverables. Notwithstanding the foregoing to the extent that Re-performance is not commercially reasonable DCR shall not be required to Re-perform hereunder.

5.            DEVICE

"DEVICE" shall mean the investigational devices to be provided by or on behalf of Sponsor to DCR for administration to Study subjects pursuant to a Protocol hereunder. If the Services involve the performance of a Protocol, Sponsor shall provide DCR, at no charge to DCR, with such quantities of the Device as may be required to conduct a Study in accordance with the Protocol. DCR shall use the Device only in accordance with the applicable Protocol and for no other purpose without the prior written consent of Sponsor. DCR shall return to Sponsor, at Sponsor's expense, any and all unused Devices for the Study unless otherwise instructed in writing by Sponsor.

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6.            SERIOUS ADVERSE EXPERIENCE REPORTING

If DCR receives notice of a Serious Adverse Experience (defined herein) related to the investigational Device, DCR shall provide Sponsor with notice within two (2) business days thereafter and provide such additional information thereafter as reasonably requested by Sponsor. Furthermore, upon Sponsor's reasonable request, DCR shall promptly investigate any such Serious Adverse Experience and shall submit follow-up reports of new information in a timely manner. "Serious Adverse Experience" refers to an experience that has any serious adverse effect on health or safety or any life-threatening problem caused by, or associated with, a Device, if that effect, problem, or death was not previously identified in nature, severity, or degree of incidence in the investigational plan or application, or any other unanticipated serious problem associated with a ❑evice that relates to the rights, safety, or welfare of subjects. Any untoward event which occurs regardless of its causality, including any side effect, injury, toxicity or sensitivity reaction during the testing of protocol treatments (whether or not considered Device-related), will be designated as an unanticipated adverse effect and recorded on the adverse events page of the Case Report Form (CRF).

7.         TRANSFER OF OBLIGATIONS

If the applicable Work Order includes clinical services, unless otherwise specified in an applicable Work Order, Sponsor shall be responsible for all obligations of a sponsor pursuant to all applicable laws and regulations including but not limited 21 CFR § 312.52.

8.         PAYMENT

8.1 Fees and Invoicing. In consideration for its performance of Services pursuant to a Work Order Sponsor shall pay DCR in accordance with the applicable Payment Schedule ("Fees"). Unless otherwise agreed to in the applicable Work Order, DCR shall invoice Sponsor for Fees and Expenses (as defined herein) on a monthly basis. Each invoice shall include reasonably sufficient detail and include any supporting documentation as may be reasonably requested by Sponsor. Sponsor shall pay all invoices within thirty (30) days of receipt.

8.2 Taxes. Unless otherwise stated in the applicable Work Order, all sums payable by Sponsor for Services provided hereunder shall be excluding any VAT and/or any similar duties or taxes ("Taxes"). Sponsor shall be liable for all Taxes.

8.3 Expenses. Sponsor shall reimburse DCR for all expenses included in the applicable Work Order or otherwise incurred by DCR in the performance of the Services and approved by Sponsor ("Expenses"). All Expenses shall be reimbursed by Sponsor on a pass through basis with no mark up by DCR.

9.         TERM; TERMINATION

9.1 Term. This Agreement shall commence on the Effective Date and shall continue for a period of five (5) years unless terminated in accordance with the terms hereof (the "Term").

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9.2 Termination of the Agreement or Work Orders:

9.2.1 If applicable, DCR may terminate any applicable Work Order immediately upon written notice to Sponsor if in DCR's reasonable medical opinion such termination is in the best interest of Study subjects.

9.2.2 Either Party may terminate this Agreement or any Work Order immediately upon written notice if the other Party becomes insolvent, or if proceedings are instituted against the other Party for reorganization or other relief under any bankruptcy law, or if any substantial part of the other Party's assets come under the jurisdiction of a receiver or trustee in an insolvency proceeding authorized by law.

9.2.3 Either Party may terminate this Agreement or any Work Order if, in the event of a breach of this Agreement or the applicable Work Order, the breaching Party fails to remedy such material breach within thirty (30) days of receipt of written notice by the non-breaching Party.

9.2.4 Either Party may terminate this Agreement or a Work Order for any reason upon sixty (60) days written notice to the other Party.

9.3 Effect of Termination. Sponsor shall be liable to DCR for all Fees and non-cancellable Expenses incurred up to and including the effective date of termination. If, upon the effective date of termination, Sponsor has advanced funds which are unearned by DCR, DCR shall repay such funds within forty-five (45) days of the effective date of termination.

10. STUDY RECORDS AND AUDITS

10.1 Study Records. If the Services included in an applicable Work Order include the performance of a Study, DCR will maintain records generated as a direct result of the performance of the Study ("Study Records") in accordance with applicable law. Study Records are the property of the Sponsor. Prior to the destruction of any Study Records DCR shall provide notice to Sponsor and, at Sponsor's direction and reasonable expense, DCR shall either continue to maintain such Study Records or deliver the Study Records to Sponsor. Notwithstanding any other terms contained herein any medical records shall be the property of the applicable institution at which a Study is conducted hereunder ("Institution").

10.2 Sponsor Audits. During the term of the applicable Work Order and for two (2) years following the expiration or termination thereof, Sponsor or Sponsor's designee ("Designees") may, at mutually agreeable times and on a confidential basis, inspect DCR's records, facilities, equipment, or procedures related to DCR's obligations under this Agreement or a Work Order. Designees shall be subject to DCR's reasonable approval.

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10.3 Regulatory Authority Audits. If a governmental or regulatory authority ("Regulatory Authority") gives notice to DCR of an inspection or any other regulatory action directly related to any Services, DCR will notify Sponsor as soon as reasonably practicable under the circumstances provided DCR is permitted to provide such notice pursuant to applicable law. If reasonably practicable, DCR will notify Sponsor prior to complying with any demand or request by a Regulatory Authority where such demand or request is directly related to Services. DCR shall provide to Sponsor a copy of correspondence with Regulatory Authorities directly related to Services. If reasonably practicable under the circumstances, DCR shall permit Sponsor's authorized representatives to be present at any audit or inspection by a Regulatory Authority that is directly related to Services.

11. CONFIDENTIALITY

11.1 Confidential Information. "Confidential Information" means any and all information, data, and know-how, whether written or oral, technical or non-technical, including, without limitation, any financial, business, marketing, or operations information, formulas, manufacturing processes, basic scientific data, prior clinical data, Data (defined herein) or other information provided by or on behalf of a Party or its Affiliates (the "Disclosing Party") to the other Party pursuant to this Agreement (the "Receiving Party").

11.2 Confidentiality Obligations. Confidential Information shall remain the sole and exclusive property of the Disclosing Party. For a period of five (5) years after the receipt of Confidential Information hereunder, the Receiving Party agrees to hold such Confidential Information in confidence, to only use such Confidential Information for the purposes of this Agreement and to only disclose such Confidential Information to its employees, agents, Affiliates, contractors and representatives who are bound by an obligation of confidentiality. Receiving Party also agrees to use the same degree of care to avoid disclosure of such Confidential Information as the parties employ with respect to their own confidential information of like importance, but in no event less than a reasonable amount of care;

11.3 Exceptions. Confidential Information shall not include information that:

(a)                          at the time of disclosure, or thereafter, has become publicly available, except by breach of this Agreement;

(b)                          was in the possession of the Receiving Party prior to disclosure hereunder as evidenced by competent records;

(c)                          was developed by a Receiving Party independently from and without reference to Confidential Information received hereunder; or

(d)                          a Receiving Party received from a third party without an obligation of confidentiality.

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11.4 Compliance with Applicable Law. Notwithstanding any other terms contained herein, a Receiving Party may disclose Confidential Information received hereunder to the extent required by applicable law provided that such Receiving Party provides notice to the Disclosing Party as soon as reasonably practicable under the circumstances and agrees to cooperate in Disclosing Party's efforts to obtain a protective order or other appropriate remedy. Any information disclosed pursuant to this paragraph shall otherwise remain Confidential Information.

11.5 Return of Confidential Information. Upon request of a Disclosing Party, a Receiving Party shall return to such Disclosing Party all Confidential Information received from that Disclosing Party pursuant to this Agreement.

12. INVENTIONS AND DATA

12.1 Inventions. All inventions, discoveries, technology and other intellectual property rights conceived or reduced to practice by DCR directly resulting from performance of Services hereunder, whether or not patentable, including Data (defined herein) shall be the sole property of Sponsor or its designee ("Inventions"). DCR hereby assigns, and shall cause its employees and contractors to assign, to Sponsor all rights, title and interest in, to Inventions. DCR agrees to perform reasonable acts necessary to assist Sponsor in perfecting or enforcing its right to any Inventions.

12.2 Data. "Data" shall mean all case report forms and other Study data generated by an Institution and/or DCR in the course of conducting a Study and required to be delivered to Sponsor pursuant to the Protocol. Notwithstanding any other terms contained herein, DCR shall have the limited right to use such Data for any lawful reason provided that such use does not jeopardize Sponsor's ability to obtain patent protection of any Inventions. Notwithstanding the foregoing, any Publications (defined herein) shall be made in accordance with Section 14 (Publication).

12.3 DCR Property. Notwithstanding the foregoing, Sponsor acknowledges that DCR and its Affiliates own, control, or otherwise possess, certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to data, analytical methods, procedures and techniques, procedure manuals, financial information, computer and technical expertise and software as of the Effective Date or if developed after the Effective Date does not necessarily incorporate Confidential Information received from Sponsor hereunder including, for the purpose of this paragraph, the Drug (collectively "DCR Property"). DCR hereby grants to Sponsor a non-exclusive, worldwide, irrevocable, sub-licensable and royalty free license to use the DCR Property only to the extent necessary for the use of any Deliverables or Servicers provided hereunder.

12.4 DCR Software. Notwithstanding the foregoing, to the extent that, in connection with DCR's performance of a Study pursuant to a Work Order, Sponsor is granted access to any to any software or systems owned or controlled by, or licensed to, DCR or its Affiliates ("DCR Software") Sponsor's use of such DCR Software shall be limited solely to performance of the applicable Study.

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13.          PUBLICATION

13.1 DCR shall not publish any articles or make any presentations relating to the Services, Sponsor Confidential Information or referring to data generated pursuant to any Work Order issued hereunder, without the prior written consent of Sponsor. Sponsor shall not publish any articles or make any presentations including DCR Confidential Information, without the prior written consent of DCR.

13.2 Multi-Center Publications. Notwithstanding the foregoing, if a particular Study is part of a multicenter study, DCR agrees that the first publication of the Study results shall be made in conjunction with the presentation of a joint, multicenter publication. However, if a multicenter publication is not submitted within six (6) months after completion, abandonment or termination of the applicable Study at all Study sites, or if Sponsor confirms that there will be no multicenter publication, DCR may publish the Study results otherwise in accordance with the terms of this Agreement.

14.          REPRESENTATIONS AND WARRANTIES

14.1 Authority. The Parties represent and warrant that:

14.1.1 They each have the full power and authority to enter into this Agreement and to perform its obligations hereunder and that execution of, and performance under, this Agreement shall not breach any agreement either Party may have with any third party.

14.1.2 They each represent and warrant that neither it nor any of their employees, agents or subcontractors (collectively "Personnel") are currently:

(a)                                         excluded, debarred, suspended or otherwise ineligible to participate in federal health care programs as defined in 42 U.S.C. Sec. 1320a-7b or from federal procurement or non-procurement activities as defined in Executive Order 12689 (collectively "Ineligible"); or

(b)                                         debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335 (a), as amended, or any similar state law or regulation (collectively "Debarred") or

(c)                                         convicted of a criminal offense that falls within the ambit of 42 U.S.C. Sec 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible ("Convicted").

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The Parties also each represent and warrant that if any of their respective Personnel becomes Ineligible, Debarred or Convicted during the Term, such Party will notify the other Party promptly, and in any event no later than five (5) business days after receiving notification of the Ineligibility, Debarment, or Conviction.

14.1.3 The arrangements set out in this Agreement do not take effect and are not intended to take effect as an incentive or reward for a person's past, present or future willingness to prescribe, administer, recommend (including formulary recommendations), purchase, pay for, reimburse, authorize, approve or supply any product or service sold or provided by Sponsor or as an incentive to grant an interview for any sales or marketing purposes.

14.1.4 They shall not pay or promise to pay, or authorize the payment of any money, or give, promise to give or authorize the giving of anything of value to any government official, healthcare professional or person affiliated with a healthcare organization to obtain or retain business or secure improper advantage. Further, the Parties represent and warrant that they have not made prior to the Effective Date any payment, authorization, promise or gift of the sort described in this paragraph.

14.1.5 They shall comply with the requirements of the U.S. Foreign Corrupt Practices Act and any other applicable anti-corruption national or international laws and regulations. Further, each Party hereby represents, warrants and covenants to that they have not, and agrees that it will not, in connection with the transactions contemplated by this Agreement, make, promise or offer to make any payment or transfer anything of value: (a) to any foreign government official or to an intermediary for payment to any foreign government officials; or (b) to any political party. Further, no payments or transfer of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business.

15. INDEMNIFICATION, LIMITATION OF LIABILITY, DISCLAIMER AND INSURANCE

15.1 Reciprocal Indemnity. Either Party ("Indemnifying Party") agrees to indemnify and defend the other Party, its Affiliates and their respective directors, officers, employees, and agents (the "Indemnitee(s)") from and against any and all claims, costs, expenses, liabilities, damages, and losses (including reasonable legal expenses and attorneys' fees) resulting from any third party suits, claims, actions or demands (collectively, "Claims") against any Indemnitee caused by the Indemnifying Party's (including its Affiliates): (a) negligence, recklessness, willful malfeasance or lack of adherence to applicable laws; or (b) breach of this Agreement. Neither Party's obligation to indemnify pursuant to this paragraph shall apply to the extent the applicable Claim was caused by the negligence, recklessness, willful malfeasance, lack of adherence to applicable law, or breach of this Agreement by an Indemnitee.

15.2 Sponsor Indemnity. In addition to any other of Sponsor's obligation to indemnify contained herein, Sponsor shall indemnify DCR, its Affiliates and their respective directors, officers, employees, subcontractors and agents ("DCR Indemnitee(s)") for any Claims caused by (a) Sponsor's (including its Affiliates) use of Inventions or Data; (b) the administration of a Drug in accordance with the applicable Protocol; and (c) any procedures performed in accordance with a Protocol. Sponsor's indemnification obligations pursuant to this paragraph shall not apply to the extent the applicable Claim was caused by the negligence, recklessness, willful misconduct, lack of adherence to applicable law, or breach of this Agreement by a DCR Indemnitee.

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15.3 Subject Injury. To the extent not otherwise included in Sponsor's obligations to indemnify included herein, Sponsor shall be responsible for all necessary and reasonable costs associated with the diagnosis and treatment of injuries to any Study subjects caused by a Drug or procedures performed in accordance with the applicable Protocol. Sponsor shall not be responsible for any costs pursuant to this paragraph to the extent that such injuries were caused the negligence, recklessness, willful malfeasance, lack of adherence to applicable laws, or breach of this Agreement by any DCR Indmenitee.

15.4 LIMITATION OF LIABILITY. NEITHER PARTY NOR THEIR AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, INCLUDING LOSS OF PROFITS, IN TORT OR CONTRACT, AS A RESULT OF THIS AGREEMENT.

15.5 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, DCR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, IN REGARD TO THE DATA OR DELIVERABLES AND DCR DISCLAIMS ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.6 Insurance. For the duration of an applicable Work Order and for a reasonable period thereafter the Parties shall maintain insurance in accordance with the following minimums:

15.6.1 Professional Liability: DCR shall maintain Professional Liability coverage with a minimum of one million US Dollars (US$1,000,000) per occurrence and three million US Dollars (US$3,000,000) in the aggregate.

15.6.2 General Liability: The Parties shall maintain Commercial General Liability insurance with a minimum of three million US Dollars (US$3,000,000) per occurrence and in the aggregate.

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16. MISCELLANEOUS

16.1 Independent Contractor. The relationship of the Parties is that of independent contractors. Neither Party is the partner, joint venturer, or agent of the other and neither Party has authority to make any statement, representation, commitment, or action of any kind which purports to bind the other without the other's prior written authorization.

16.2 Use of Name. Neither Party shall make (or have made on its behalf) any oral or written release of any statement, information, advertisement or publicity in connection with this Agreement or any Work Order which uses the other Party's name, symbols, or trademarks without the other Party's prior written approval. The obligations of this Section shall survive termination of this Agreement and any applicable Work Order.

16.3 Force Majeure. In the event either Party shall be delayed or hindered or prevented from performing any act required hereunder by reasons beyond its reasonable control, including strike, lockouts, labor troubles, inability to procure materials or services, failure of power or restrictive government or judicial orders, decrees, riots, insurrection, war, Acts of God, inclement weather etc.; performance is excused for the period of such delay. The delayed Party shall promptly notify the other in writing of the delaying event.

16.4 Notices. All notices under this Agreement or a Work Order shall be sent by registered or certified mail, postage prepaid, or by overnight courier service. Notices may be sent by facsimile or e-mail, if confirmed by also sending as described above. Notices pertaining to this Agreement shall be sent to:

As to DCR: Total Renal Research Inc. d/b/a DaVita Clinical Research 825 South 8th Street, Suite 300 Minneapols, MN 55404	Copy to: DaVita HealthCare Partners, Inc. 2000 16th Street Denver, CO 80202

If to Sponsor:

Name: Aethlon Medical Inc.

Address: 8910 University Center Lane, suite 660, San Diego CA 92122

Facsimile: 858-272-2738

Notices pertaining to a Work Order shall be sent to representatives identified in the Work Order, if applicable.

16.5 Assignment. Neither Party may assign its rights and duties under this Agreement or any Work Order without the other Party's consent, provided, however, DCR may assign its rights and duties under this Agreement or any Work Order to an Affiliate without prior written consent of Sponsor. To the extent permitted above, this Agreement or any Work Order shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

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16.6 Severability. If any provision(s) of this Agreement or a Work Order should be illegal or unenforceable in any respect, the legality and enforceability of the remaining provisions of this Agreement or the Work Order shall not in any way be affected.

16.7 Waiver; Modification of Agreement. No waiver, amendment, or modification of any of the terms of this Agreement or a Work Order shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Agreement or a Work Order shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

16.8 Governing Law. This Agreement and any Work Order shall be governed by and interpreted in accordance with laws of the State of Delaware, without giving effect to the principles of choice of law of that jurisdiction.

16.9 Counterparts. This Agreement and any Work Order may be executed in one or more counterparts, including .PDF copies or counterparts submitted by facsimile, each of which shall be deemed an original and all of which shall constitute the same instrument.

16.10 Dispute Resolution

16.10.1 In the event that any dispute arises relating to this Agreement, the Parties shall meet within thirty (30) days after the dispute arises and attempt to resolve same through good faith discussions. If they are unable to resolve any dispute to their mutual satisfaction within such thirty (30) day period, and do not agree to extend the time for resolution of the issue, then either Party may initiate alternative dispute resolution in accordance with Section 16.10.2

16.10.2 Any dispute arising between the Parties in connection with this Agreement that cannot be resolved using the procedure specified in Section 16.10.1, shall be resolved by binding arbitration in accordance with Sections 16.10.2-16.10.4; provided, that actions by either Party seeking equitable or declaratory relief may be brought in court without resort to any of the provisions of this Section 16.10. This agreement to arbitrate shall continue in full force and effect despite the expiration, rescission or termination of this Agreement. Following arbitration, the decision of the arbitrator(s) shall be enforceable in any court of competent jurisdiction. The Parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge and jury except as expressly provided herein. The arbitrator(s) shall apply the law of the State of California and the arbitration shall be held in San Diego, California.

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16.10.3 Either Party may demand arbitration by sending written notice to the other Party. The arbitration and the selection of the arbitrator(s) shall be conducted in accordance with such rules as may be agreed upon by the Parties, or, failing agreement within thirty (30) days after arbitration is demanded, under the Commercial Arbitration Rules of the American Arbitration Association, as such rules may be modified by this Agreement. If the Parties are unable to agree upon a single arbitrator within thirty (30) days following the date arbitration is demanded, three (3) arbitrators shall be used, one selected by each Party within ten (10) days after the conclusion of the thirty (30) day period and a third selected by the first two within ten (10) days thereafter. Unless the Parties agree otherwise, they shall be limited in their discovery to directly relevant documents. Responses or objections to a document request shall be served ten (10) days after receipt of the request. The arbitrator(s) shall resolve any discovery disputes.

16.10.4 The arbitrator(s) shall only have the authority to award actual money damages (with interest on unpaid amounts from the date due) and the arbitrator(s) shall not have the authority to award exemplary or punitive damages, and the Parties expressly waive any claimed right to such damages. The arbitration shall be of each party's individual claims only, and no claim of any other party shall be subject to arbitration in such proceeding. The costs and expenses of the arbitration, but not the costs and expenses of the Parties, shall be shared equally by the Parties. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys' fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties and the arbitrator(s) shall maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute.

16.11 Entire Agreement. This Agreement, in conjunction with individual Work Orders, represents the entire and integrated agreement between the Parties and supersedes all prior negotiations, representations or agreements, either written or oral, regarding its subject matter.

16.12 Survival. The following Sections of this Agreement as well as any Sections which survive by their terms as stated herein shall survive the expiration or termination of this Agreement or a Work Order: Sections 1 (Definitions), 8 (Payments), 10 (Study Records and Audits), 11 (Confidentiality), 12 (Inventions and Data), 13 (Publication), 14 (Representations and Warranties), 15 (Indemnification, Insurance, Limitation of Liability, Disclaimer and Insurance), and 16 (Miscellaneous).

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Signatures to follow.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as of the Effective Date.

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EXHIBIT A

A Form of Work Order

Work Order # _______

This Work Order #_____ ("Work Order") dated __________ ("Effective Date") is entered into by and between Aethlon Medical Inc. ("Sponsor") and Total Renal Research, Inc., d/b/a DaVita Clinical Research ("DCR") .. Sponsor and DCR shall each be hereinafter referred to as a "Party" and collectively as the "Parties".

WHEREAS, this Work Order is entered into pursuant to the Master Services Agreement by and between the Parties dated _________________ (the "Agreement"), which is incorporated by reference herein.

Unless otherwise defined herein all capitalized terms shall have the same meaning as in the Agreement.

The Parties hereby agree as follows:

1. Services. The Services shall be described at Attachment 1 attached hereto. To the extent applicable the applicable Protocol, if any, shall be stated in Attachment 1.

2. Deliverables. The Deliverables required to be delivered pursuant to this Work Order shall include:

3. Acceptance Criteria. The Acceptance Criteria for any such Deliverables shall be as follows:

4. Work Order Term. The term of this Work Order shall commence as of the Effective Date until ________________ or until the Services are completed, whichever occurs first, unless otherwise agreed to by the parties ("Work Order Term"). If the Agreement expires during the Work Order Term then the Parties specifically agree that this Work Order shall survive and the terms of the Agreement shall continue to apply to this Work Order during the Work Order Term.

5. Payment Schedule. Sponsor shall makes payments to DCR for Fees and Expenses in accordance with the terms of the Agreement and the Payment Schedule attached hereto as Attachment 2.

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6. Invoicing and Payment Detail.

A. Invoices to Sponsor shall be sent to Sponsor via e-mail at:

Name: Jim Frakes

e-mail: jfrakes@aethlonmedical.com

B. Payment to DCR shall be made electronically as follows:

Bank Name: Wells Fargo

Bank ABA/Routing #: 121000248

Account Name: Total Renal Research, Inc.

Account Number: 2000045286065

7. Conflict. To the extent that the terms of the attachments hereto conflict with either the terms of the Agreement or this Work Order shall be controlled by the Agreement or Work Order, as applicable.

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Signatures to follow.

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IN WITNESS WHEREOF, the Parties have caused this Work Order to be executed by their duly authorized representatives as of the Effective Date.

Aethlon Medical Inc.	Total Renal Research, Inc., d/b/a
DaVita Clinical Research

Signature: __________	Signature:__________
Name:	Name:
Title:	Title:
Date:__________	Date: __________

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ATTACHMENT 1

Services

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ATTACHMENT 2

Payment Schedule

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EXHIBIT B

A Form of Chance Order

Change Order # ____ to Work Order # ___

This Change Order #_____ ("Change Order") dated ______________("Effective Date") is entered into by and between Aethlon Medical Inc. ("Sponsor") and Total Renal Research, Inc., d/b/a DaVita Clinical Research ("DCR") . Sponsor and DCR shall each be hereinafter referred to as a "Party" and collectively as the "Parties".

WHEREAS, this Change Order is entered into pursuant to the Work Order # _____by and between the Parties dated __________, (the "Work Order); and

WHEREAS, the Work Order was entered into pursuant to the Master Services Agreement by and between the Parties dated ______________ (the "Agreement").

The Parties hereby agree as follows:

1. Unless otherwise defined herein all capitalized terms shall have the same meaning as in the Work Order or the Agreement, as applicable.

2. Unless otherwise stated herein all other terms of the Work Order and the Agreement shall remain in full force and effect.

3. The changes, modifications, or additions to the Services are as follows:

4. The changes to the Fees, Expenses, delivery schedule, and other requirements are as follows:

a. Changes in Fees and Expenses:

b. Changes in delivery schedule:

c. Changes to any other requirements:

The remainder of this page intentionally left blank.

Signatures to follow.

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IN WITNESS WHEREOF, the Parties have caused this Work Order to be executed by their duly authorized representatives as of the Effective Date.

Aethlon Medical Inc.	Total Renal Research, Inc., d/b/a
DaVita Clinical Research

Signature: __________	Signature:__________
Name:	Name:
Title:	Title:
Date:__________	Date: __________

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